UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 16, 2007
Date of Report (Date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8725 W. Higgins Road, Suite 400
Chicago, IL 60631
(Address of Principal Executive Offices, including Zip Code)
(773) 243-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adoption of 2007 Short Term Incentive Bonus Plan
     On March 16, 2007, the Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, adopted and renewed the company’s Short Term Bonus Incentive Plan for the current year. The plan is designed to provide compensation incentives for the officers and key employees of PCTEL, including the Chief Executive Officer and the other executive officers of the company, based on corporate- and business unit-level performance goals for 2007.
     The material terms of the plan include the following:
•	All incentives to be paid to employees under the plan will be paid in shares of the company’s common stock under the 1997 Stock Plan. The number of common shares to be paid to a particular employee will be determined by dividing the total incentive amount awarded to such employee by the closing price of the company’s common stock on Nasdaq on the trading day that is the effective date of the award determined by the Compensation Committee. It is expected this determination under the 2007 Short Term Incentive Plan will be made by the Compensation Committee in early 2008. Such shares when issued will be fully vested.

•	The performance criteria under the plan are comprised of both corporate goals and/or goals corresponding to the business unit of the participating employee. PCTEL currently operates with two business units: the Broadband Technology Group (BTG) and the Mobility Solutions Group (MSG). For officers whose responsibilities are not confined to a particular business unit, the goals are weighted 100% in favor of corporate goals; for employees with business unit responsibilities, the weighting of the goals is allocated between the corporate goals and goals of the particular business unit.

•	Corporate goals are defined in terms of planned revenue and planned EBTA (earnings before taxes, amortization of intangible charges for goodwill and amortization of stock-based compensation charges) of PCTEL on a consolidated basis for 2007. Business unit goals are generally defined in terms of targeted operational goals under the control of the participating employee based on business unit activities. These goals include targeted revenue, EBTA contribution and other operating measures for each particular unit for 2007.

•	Achievement in full of a particular planned corporate goal and/or targeted business unit goal results in a score of 75% for purposes of incentive awards. Overachievement of a planned or targeted goal by a specified amount can result in a score of up to 100%, and underachievement by specified amounts can result in scores down to 0%. Scores for corporate and business unit goals are aggregated and averaged on a weighted basis in determining the amount of a particular award.

•	Each participant in the plan is eligible to be awarded a maximum incentive expressed as a percentage of that participant’s annual salary. This percentage in general is higher for the executive and other senior officers of the Company.

•	Concurrent with the adoption of the 2007 Short Term Incentive Plan, the Board approved an Executive Compensation Plan and identified the executive officers of the company named below as the participants in this plan for 2007. This plan is intended to ensure that the bonus amounts paid under the 2007 Short Term Incentive Plan to the participants in the Executive Compensation Plan qualify as “performance-based compensation” for the corporate deductibility provisions of Section 162(m) of the Internal Revenue Code. The Executive Compensation Plan and the payment of bonus awards to the executives named in the table below are subject to approval of the company’s stockholders at the 2007 annual meeting.
     Additional information relating to the terms of the plan applicable to the Chief Executive Officer and other named executive officers of the company is summarized in the following table:

	Maximum Incentive as a Percentage of 2007
Name and Title	Annual Salary	Weighting of Goals

Martin H. Singer, Chairman of the Board and Chief Executive Officer	100%	100% corporate

John W. Schoen, Chief Financial Officer	90%	100% corporate

Jeffrey A. Miller, Vice President and General Manager, Broadband Technology Group	85%	30% corporate 70% BTG

Biju Nair, Vice President and General Manager, Mobility Solutions Group	75%	30% corporate 70% MSG

Steve Deppe, Executive Vice President of Strategy and Business Development	40%	100% corporate

Performance-Based and Time-Based Restricted Stock Grants
     On March 16, 2007, the Board of Directors, upon the recommendation and approval of the Compensation Committee, also approved the grant of long term incentives under the company’s 1997 Stock Plan to the named executive officers of the company as identified in the table below. These grants are summarized as follows:

	Number of Performance-Based	Number of Service-Based
Name and Title	Restricted Shares	Restricted Shares

Martin H. Singer, Chairman of the Board and Chief Executive Officer	40,000	40,000

John W. Schoen, Chief Financial Officer	11,000	11,000

Jeffrey A. Miller, Vice President and General Manager, Broadband Technology Group	15,000	15,000

Biju Nair, Vice President and General Manager, Mobility Solutions Group	11,000	11,000
     The number of performance-based restricted shares awarded to an officer will vest on an annual basis, subject to that officer’s continued service and based on the achievement of corporate performance measures. These measures consist of (i) annual revenue growth and (ii) annual “pro forma” net income growth (i.e., net income as adjusted for the exclusion of licensing fees, restructuring charges, intangible charges for goodwill, and stock-based compensation charges), assessed each fiscal year over a period of four years. The number of performance-based restricted shares shown in the table is the target number of shares. The actual number of shares to be vested may be more or less than the target number, based on over- or under-achievement of the identified corporate performance measures, ranging from 150% to 0%.
     The number of service-based restricted shares awarded to an officer will vest in equal annual increments over a period of four years, subject to that officer’s continued service.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2007

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer